Exhibit 10.2

Form of STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the      day of     , 2005 (the “Grant Date”), between MDC Partners Inc. (the “Corporation”), and          (the “Grantee”).

WHEREAS, the Corporation has adopted the 2005 Stock Incentive Plan (the “Plan”) for the purpose of providing employees and consultants of the Corporation and eligible non-employee directors of the Corporation’s Board of Directors a proprietary interest in pursuing the long-term growth, profitability and financial success of the Corporation; and

WHEREAS, pursuant to the Plan, the Human Resources & Compensation Committee (the “Committee”) of the Board of Directors has determined to grant an award of non-qualified stock options to purchase Class A Shares (as defined below) to the Grantee, subject to the terms, conditions and limitations provided herein and in the Plan.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Certain Definitions.  As used in this Agreement, the following terms shall have the meanings as set forth below.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan:

(a)                                  “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first Person.

(b)                                 “Cause” means the Grantee’s Termination by reason of (i) his continued or willful failure substantially to perform his duties for the Corporation (other than any such failure due to the Grantee’s physical or mental illness), (ii) his willful and serious misconduct in connection with the performance of his duties for the Corporation that has caused or is reasonably expected to result in material injury to the Corporation, (iii) the Grantee’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime involving moral turpitude, (iv) his fraudulent or dishonest conduct or (v) his material breach of any of his obligations or covenants under any written policies of the Corporation or any written agreement between such Grantee and the Corporation; provided that if the Grantee is a party to an effective employment agreement on the date of determination and such employment agreement contains a different definition of Cause, the definition of Cause contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

(c)                                  “Class A Shares” means the Corporation’s Class A subordinate voting shares, without par value, or any other security into which such shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(d)                                 “Covered Options” shall have the meaning set forth in Section 4(b) hereof.

(e)                                  “Disability” means a mental or physical condition of the Grantee rendering him unable to perform his duties for the Corporation for a period of six (6) consecutive months or for 180 days within any consecutive 365-day period and which is reasonably expected to continue indefinitely; provided that if, as of the date of determination, the Grantee is a party to an effective employment agreement with a different definition of “Disability” or any derivation of such term, the definition of “Disability” (or its derivation) contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

(f)                                    “Exercise Date” shall have the meaning set forth in Section 5 hereof.

(g)                                 “Exercise Price” shall have the meaning set forth in Section 5 hereof.

(h)                                 “Exercise Shares” shall have the meaning set forth in Section 5 hereof.

(i)                                     “Grant Date” shall mean the date hereof, which is the date on which the Options are granted to the Grantee.

(j)                                     “Grantee” shall have the meaning set forth in the introductory paragraph hereto.

(k)                                  “Normal Expiration Date” means, with respect to an Option Award, the tenth anniversary of the Grant Date of such award.

(l)                                     “Option” shall mean the right granted to the Grantee pursuant to this Agreement to purchase a single Class A Share, subject to the terms and conditions hereof.  The number of Options granted to the Grantee pursuant to this Agreement is set forth on the signature page hereof.

(m)                               “Option Award” shall mean, collectively, the Options granted to the Grantee pursuant to this Agreement.

(n)                                 “Option Price” shall have the meaning set forth in Section 2.2 hereof.

(o)                                 “Retirement” means, unless otherwise defined in the applicable Option Agreement, the Termination of a Grantee, other than by reason of Disability or death or by the Corporation for Cause, at or after his attainment of an age to be specified by the Board of Directors; provided that if, as of the date of determination, the Grantee is a party to an effective employment agreement with a different definition of “Retirement”, the definition of “Retirement” contained in such employment agreement shall be substituted for the definition set forth above for all purposes hereunder.

(p)                                 “Termination” shall mean, with respect to a Grantee, the occurrence of any event following which such Grantee is no longer an employee of the Corporation or any of its Affiliates.

2.                                       Grant of Options.

2.1                                 Confirmation of Grant.  The Corporation hereby evidences and confirms its grant to the Grantee, effective as of the date hereof, of the Option Award.  This Agreement is subordinate to, and the terms and conditions of the Options granted hereunder are subject to, the terms and conditions of the Plan.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.

2.2                                 Option Price.  With respect to each Option, the Option Price shall be $             [add closing share price on date of this Grant Agreement].

3.                                       Exercisability.  The Option Award shall become exercisable in installments as follows: (a) with respect to 20% of the Options covered thereby on the first anniversary of the Grant Date; (b) with respect to an additional 20% of the Options covered thereby on the second anniversary of the Grant Date; and (z) with respect to the remaining 60% of the Options covered thereby on the third anniversary of the Grant Date; provided in the case of each such installment, that (I) the Grantee remains a member of the Board of Directors of the Corporation from the Grant Date through the applicable vesting date, (II) no Option shall be exercisable after the Normal Expiration Date and (III) each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or this Agreement.

4.                                       Termination of Options.

4.1                                 Normal Expiration Date.  Subject to the terms of the Plan and Section 4(b) herein, the Options shall terminate and be canceled on the Normal Expiration Date.

4.2                                 Early Termination.  In the event of a Termination of the Grantee for any reason prior to the Normal Expiration Date, any Options held by the Grantee as of the effective date of such Termination that have not become exercisable in accordance with Section 3 hereof or the terms of the Plan on or prior to such effective date shall automatically terminate and be canceled immediately upon such Termination, unless otherwise provided below.  All Options held by the Grantee as of the effective date of such Termination that have become exercisable in accordance with Section 3 hereof or the terms of the Plan on or prior to such effective date (such Options, the “Covered Options”) shall remain exercisable for whichever of the following periods is applicable, and if not exercised within such period, shall automatically terminate and be canceled upon the expiration of such period:  (i) upon a Termination by reason of Grantee’s Disability or Retirement, the Covered Options shall remain exercisable until the Normal Expiration Date, (ii) upon a Termination as a result of death, if the Grantee has not fully exercised his Covered Options, his personal representative or those persons who receive any Covered Options by bequest or inheritance, shall have the right, during the period ending on the earlier of the six-month anniversary of the date of the Grantee’s death and the Normal Expiration Date to exercise such Covered Options, and (iii) upon a Termination for any reason other than (A) the Grantee’s death, Disability or Retirement or (B) a Termination for Cause, the Covered Options shall remain exercisable until the earliest to occur of (x) the ninetieth (90th) day after the Grantee’s Termination, and (y) the Normal Expiration Date.  Notwithstanding anything else contained in this Agreement, in the event of a Grantee’s Termination for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate and be canceled immediately upon such Termination.  Nothing in this Agreement shall be deemed to confer on the Grantee any right to continue in the employ of the Corporation or to interfere with or limit in any way the right of the Corporation or any Affiliate to Terminate the Grantee at any time.

5.                                       Manner of Exercise.

5.1                                 To the extent that any outstanding Options shall have become and remain vested and exercisable as provided in Sections 3 and 4 and subject to such reasonable administrative regulations as the Board may have adopted, such Options may be exercised by notice to the Corporation’s General Counsel or Chief Accounting Officer, in writing no less than 3 business days prior to the date as of which the Grantee will so exercise the Options (the “Exercise Date”), specifying the number of Options being exercised (the “Exercise Options”), the effective date of the proposed exercise, the proposed form of payment and the aggregate Option Price for such Exercise Options.  On or before the Exercise Date, the Grantee shall deliver to the Corporation full payment for the Exercise Options by check or wire transfer, or in immediately available funds in an amount equal to the product of the number of Exercise Options, multiplied by the Option Price (collectively, the “Exercise Price”) and (ii) subject to Section 5(b), the Corporation shall issue the certificate (or make an “electronic “book entry” on the books of the Corporation’s stock transfer agent) of Class A Shares representing the Class A Shares purchased upon exercise in the name of the Grantee as soon as practicable following the Exercise Date.  The Corporation may require the Grantee to furnish or execute such other documents as the Corporation shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act and (iii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities law or any other applicable law.

5.2                                 Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000.  The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

6.                                       No Rights as Stockholder.  The Grantee shall have no voting or other rights as a holder of Class A Shares covered by the Options until the exercise of the Options and the issuance of a certificate or certificates (or the making of an “electronic “book entry” on the books of the Corporation’s stock transfer agent) to the Grantee for the Class A Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

7.                                       Modification of Agreement.  Except as set forth in the Plan and herein, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

8.                                       Severability.  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.

9.                                       Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principle, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

10.                                 Successors in Interest.  This Agreement shall inure to the benefit of and be binding upon any successor to the Corporation.  This Agreement shall inure to the benefit of the Grantee’s heirs, executors, administrators and successors.  All obligations imposed upon the Grantee and all rights granted to the Corporation under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

Number of Options granted
to the Grantee pursuant to
this Agreement:

MDC PARTNERS INC.

By:
Name:
Title:

GRANTEE:

By:
Name: